Exhibit 11.1

Computation of net loss per share


                                                                  Years ended December 31,
                                                        1996             1997                 1998
                                                     ----------       ----------           ----------
Basic:
Net loss                                            $(6,796,000)     $(5,306,000)        $(24,723,000)

Cumulative Dividends on manditorily
convertible preferred stock                                   0                0             (276,000)
                                                     ----------       ----------         ------------
Net loss applicable to common
stockholders                                        $(6,796,000)     $(5,306,000)        $(24,999,000)
                                                     ==========       ==========         ============
Basic weighted average shares
outstanding                                           1,049,432        1,086,614            9,533,056
                                                     ==========       ==========         ============


Basic net loss per common share                     $     (6.48)     $     (4.88)        $      (2.62)
                                                     ==========       ==========         ============

Diluted:
Net loss applicable to common
stockholders                                        $(6,796,000)     $(5,306,000)        $(24,999,000)
                                                     ==========       ==========         ============
Basic weighted average shares
outstanding                                           1,049,432        1,086,614            9,533,056

Net effect of dilutive securities                             0                0                    0
                                                     ----------       ----------         ------------

Diluted weighted average shares
outstanding                                           1,049,432        1,086,614            9,533,056
                                                     ==========       ==========         ============
Diluted net loss per common share                   $     (6.48)     $     (4.88)        $      (2.62)
                                                     ==========       ==========         ============